                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF VERTIS, INC.

          The following are subsidiaries of Vertis, Inc. as of July 1, 2002 and the jurisdiction in which they are organized. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, each subsidiary listed below is wholly owned by Vertis, Inc.

Name                                                                Jurisdiction of Organization
----                                                                ----------------------------
Vertis, Inc.                                                                  Delaware
    BFP Receivables Corp.                                                     Delaware
    Big Flower Digital Services (Delaware), Inc.                              Delaware
        Big Flower Digital LLC                                                Delaware
    Big Flower Leasing, LLC (67%)                                             Delaware
    Big Flower Leasing II, LLC (67%)                                          Delaware
    Enteron Group, LLC                                                        Delaware
    Laser Tech Color Mexico, S.A. de C.V.                                     Mexico
    PrintCo., Inc.                                                            Michigan
    Vertis Digital Services, Ltd.                                             United Kingdom
        Fusion Premedia Group, Ltd.                                           United Kingdom
                Production Response Limited                                   United Kingdom
                Eric Studio Limited                                           United Kingdom
                The Admagic Group Limited                                     United Kingdom
                       Admagic Limited                                        United Kingdom
                               Sorcery Print Services Limited                 United Kingdom
                               Illusion Ltd.                                  United Kingdom
                               Smith Cashman Borkett Ltd.                     United Kingdom
                       Admagic Too Limited                                    United Kingdom
                       Abacus Studios Limited                                 United Kingdom
        Pismo Limited (Lifeboat Matey)                                        United Kingdom
                Matelot Productions Ltd.                                      United Kingdom
    Webcraft, LLC                                                             Delaware
        Webcraft Chemicals, LLC                                               Delaware
        Vertis Fragrance (France)                                             France
        Big Flower Leasing, LLC (33%)                                         Delaware
        Big Flower Leasing II, LLC (33%)                                      Delaware
        Vertis Limited                                                        United Kingdom
                Vertis Direct Marketing Services (Croydon) Limited            United Kingdom
                       Vertis Graphic Services Ltd.                           United Kingdom
                       Vertis Envelopes Ltd.                                  United Kingdom
                       Vertis Press Ltd.                                      United Kingdom
                       Vertis Mailing Services Ltd.                           United Kingdom
                       Vertis Information Services Ltd.                       United Kingdom
                Vertis Direct Response Limited                                United Kingdom
                       Vertis Fulfillment Services, Ltd.                      United Kingdom
                       Vertis Communications Services Ltd.                    United Kingdom
                       Vertis Harvey Hunter, Ltd.                             United Kingdom
                               Vertis Direct Marketing Services
                               (Leicester) Limited                            United Kingdom
                               Vertis Colorfactory Limited                    United Kingdom
                               Vertis Marketing Services Limited              United Kingdom